UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            July 12, 2005

 HI-TECH PHARMACAL CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2005, the Registrant, through a wholly owned subsidiary, acquired from Rodlen Laboratories, Inc. the US rights to the brands Zostrix® and Zostrix® HP, topical analgesic creams. The Registrant paid $4 million in cash to Rodlen Laboratories, Inc. and will pay an additional $0.4 million based on certain contingencies. In addition, Hi-Tech acquired finished goods and raw material inventory for approximately $0.4 million. A copy of the press release issued by the Registrant describing the acquisition is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The reporting of the acquisition of the US rights to the brands Zostrix® and Zostrix® HP shall not be deemed to be an acknowledgement by the Registrant that such acquisition is considered to have involved a “significant amount of assets” as such term is defined in the instructions to Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On July 13, 2005, the Registrant issued a press release announcing its financial results for the quarter and fiscal year ended April 30, 2005. A copy of the press release is attached as Exhibit 99.2 to this current report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2005	HI-TECH PHARMACAL CO., INC.

	By:	/s/ David S. Seltzer
Name: David S. Seltzer Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Hi-Tech Pharmacal Co., Inc. Press Release Dated July 13, 2005 Related to its Acquisition of the US Rights to the Brands Zostrix® and Zostrix® HP .

99.2	Hi-Tech Pharmacal Co., Inc. Press Release Dated July 13, 2005 Announcing its Financial Results for the Quarter and Fiscal Year Ended April 30, 2005.